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                                                                    Exhibit 21


                           LANCASTER COLONY CORPORATION
                      SIGNIFICANT SUBSIDIARIES OF REGISTRANT
                      --------------------------------------


                                                   State             Percent Of
       Name                                  Of Incorporation         Ownership
       ----                                  ----------------         ---------
Colony Printing & Labeling, Inc.                 Indiana                  100%
Dee Zee, Inc.                                    Ohio                     100%
Fostoria Glass, LLC                              Ohio                     100%
Indiana Glass Company                            Indiana                  100%
LRV Acquisition Corp.                            Ohio                     100%
LaGrange Molded Products, Inc.                   Delaware                 100%
Lancaster Colony Commercial
 Products, Inc.                                  Ohio                     100%
Lancaster Glass Corporation                      Ohio                     100%
New York Frozen Foods, Inc.                      Ohio                     100%
Pretty Products, Inc.                            Ohio                     100%
T. Marzetti Company                              Ohio                     100%
The Quality Bakery Company, Inc.                 Ohio                     100%
Reames Foods, Inc.                               Iowa                     100%
Waycross Molded Products, Inc.                   Ohio                     100%


All subsidiaries conduct their business under the names shown.